Exhibit 10.1
AMENDMENT NO. 1 TO
THE BOARD REPRESENTATION AND
GOVERNANCE AGREEMENT
     This AMENDMENT NO. 1 (the “Amendment”) to the Board Representation and Governance Agreement (the “Board Representation and Governance Agreement”), dated as of June 22, 2007, by and between Intervoice, Inc., a Texas corporation (the “Company” or “Intervoice”) and David W. Brandenburg, a natural person residing in the State of Florida (“David Brandenburg”), is being entered into as of July 1, 2007.
     WHEREAS, on July 1, 2007, Daniel D. Hammond resigned as a member of the Company’s Board of Directors (the “Company Board”) and any committee thereof, indicated that he no longer wished to stand for election to the Company Board at the Company’s 2007 Annual Meeting of Shareholders (including any adjournments, reschedulings, continuations or postponements thereof, the “Annual Meeting”) and requested the Company Board to withdraw his nomination for such election;
     WHEREAS, on July 1, 2007, Michael J. Willner was appointed to the Company Board to fill the vacancy created by such resignation and, concurrently with such appointment, was named to the Compensation Committee and the Finance and Strategic Planning Committee of the Board and was named Vice Chairman of the Board;
     WHEREAS, on July 1, 2007, the Company Board nominated Mr. Willner to stand for election as a director of the Company at the Annual Meeting; and
     WHEREAS, Intervoice and David Brandenburg desire to amend the Board Representation and Governance Agreement to provide that Mr. Hammond is no longer a Brandenburg Nominee and has been replaced for all purposes by Mr. Willner;
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
     Section 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Board Representation and Governance Agreement. Each reference to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall from and after the date hereof refer to the Board Representation and Governance Agreement as amended by this Amendment.
     Section 2. Brandenburg Nominees. Section 2.1(a) of the Board Representation and Governance Agreement is hereby amended to provide that “Brandenburg Nominees” shall mean David W. Brandenburg, Timothy W. Harris and Michael J. Willner (the “Replacement Brandenburg Nominee”). All references to Daniel D. Hammond in the Board Representation and Governance Agreement shall be amended to be deemed references to the Replacement Brandenburg Nominee.
     Section 3. No Further Amendment. Except as otherwise provided herein, the Board Representation and Governance Agreement shall remain unchanged and in full force and effect.
     Section 4. Effect of Amendment. From and after the execution of this Amendment by the parties hereto, any references to the Board Representation and Governance Agreement shall be deemed a reference to the Board Representation and Governance Agreement as amended hereby.
     Section 5. Governing Law. This Amendment shall be governed by, enforced under and construed in accordance with the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule thereof or of any other jurisdiction.
     Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     Section 7. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Amendment or the Board Representation and Governance Agreement nor in any way affect this Amendment or the Board Representation and Governance Agreement.
     IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be signed by its duly authorized officer as of the date first above written.
INTERVOICE, INC.

By:	/s/ Robert E. Ritchey

Name:	Robert E. Ritchey
Title:	President and Chief Executive Officer

/s/ David W. Brandenburg

David W. Brandenburg

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